SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

Cash Portfolio
Government Portfolio
Municipal Portfolio

Sub-Item 77C

Registrant incorporates by reference Registrant's
Proxy Statement Pursuant to Section 14a
of the Securities Exchange Act of 1934
dated December 11, 2006 filed on December 11, 2006.
(Accession No. 0001193125-06-250518)